Exhibit 10.7

LAWRENCE E. STEINBERG
THREE LINCOLN CENTRE
5430 LBJ Freeway, Suite 1575
Dallas, Texas 75240-2641
_____
(972) 770-2256 - Facsimile (972) 770-2210

October 21, 2003

Mr. Steven B. Solomon
President
Citadel Security Software
8750 N. Central Expressway
Suite 100
Dallas, Texas 75231

Re:	Conversion of Promissory Note in the Principal Amount of $200,000 dated July 16, 2003

Dear Steve:

I would like to convert the enclosed Promissory Note in the principal amount of $200,000 with interest due as of October 21, 2003 at 8% per annum of $4,252 into common stock of Citadel Security Software, Inc. pursuant to the Promissory Note (namely, "the number of shares to be issued on conversion shall be determined by dividing outstanding indebtedness under the Note by $1.00"). Accordingly, I should receive 204,252 shares of common stock of Citadel Security Software, Inc. Also, I would appreciate Citadel registering these shares along with the 80,000 shares that I previously purchased in connection with the loan.

Thank you.

Sincerely, /s/ Lawrence E. Steinberg Lawrence E. Steinberg

LES: mme
Enclosure